UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 10, 2018

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, April 16, American Midstream GP, LLC (the “General Partner”), the general partner of American Midstream Partners, LP (the “Partnership”) announced that, effective April 20, 2018, Karen S. Acree would be appointed as our Vice President and Chief Accounting Officer, succeeding Michael S. Croney, our current Vice President, Chief Accounting Officer and Corporate Controller, whose resignation was received on April 10, 2018. There were no disagreements between Mr. Croney and the General Partner, the Partnership or any officer or director of the General Partner.

Karen S. Acree, 61, has over thirty-five years of experience in financial and management accounting. Ms. Acree previously served as the Chief Accounting Officer for Jones Energy, Inc. in Austin, Texas, from 2015 to 2018. Prior to Jones Energy, Inc., she served as Vice President, Controller and Chief Accounting Officer for W&T Offshore, Inc. from 2007 to 2015. Ms. Acree holds a B.B.A. in Accounting from Texas Tech University and is a Certified Public Accountant licensed in Texas. There are no arrangements or understandings between Ms. Acree and any other person pursuant to which she was appointed as the principal accounting officer of the Partnership. There are no family relationships between Ms. Acree and any director or executive officer of the Partnership, and she has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Acree’s employment, Ms. Acree will be paid an annual base salary of $270,000. She will be eligible to participate in the General Partner’s Short Term Incentive Plan (“STIP”), which provides for a discretionary annual bonus based on performance with respect to goals set by the Board. For the fiscal year ending in December 31, 2018, Ms. Acree will be eligible under the STIP for a target bonus amount of 60% of her annual base salary. Ms. Acree will also receive a sign-on bonus of $30,000 payable within 30 days of her start date. Beginning in 2019, Ms. Acree will be eligible to participate in the General Partner’s Long Term Incentive Plan (“LTIP”), with a target award of 100% of her annual base salary. Ms. Acree will also receive, within the first 30 days of employment, equity awards under the LTIP of 22,500 phantom units with 25% of the award vesting on April 1, 2019 and the remaining 75% vesting in 25% increments on April 1 of each succeeding year. Subsequent LTIP opportunities will be subject to guidelines set by the Board. Ms. Acree will also receive a relocation allowance and be eligible to participate in the employee health, welfare and benefit plans of the General Partner on the same terms as the employees of the General Partner.

Item 7.01 Regulation FD Disclosure.

On April 16, 2018, the Partnership issued a press release announcing the appointment of Ms. Acree. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated April 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

April 16, 2018